Exhibit 11.1  Statement regarding computation of earnings per share.

The Company computes earnings per share in accordance with FAS No, 128, Earnings Per Share. For the three and nine month periods ended September 30, 1999, the Company paid dividends on its outstanding convertible preferred convertible stock.

The following tables represents the reconciliation of weighted average shares for purposes of calculating basic and diluted earnings per share for the three and nine month periods ended December 30, 1999 and 1998.


Weighted-average shares for the three months ended September 30, 1998 is calculated as follows:

               Dates                          Shares               Fraction           Weighted
               -----                          ------               --------           --------
            Outstanding                     Outstanding            of Period        Average Shares
            -----------                     -----------            ---------        --------------
July 1-July 5                                22,870,603              05/92             1,242,968
Exercise of options on July 6                    15,500
                                             ----------

July 6-July 12                               22,886,103              07/92             1,741,334
Issuance of common stock on July 13             191,491
                                             ----------

July 13-July 22                              23,077,594              10/92             2,508,434
Exercise of options on July 23                    9,900
                                             ----------

July 23-August 4                             23,087,494              13/92             3,262,363
Issuance of common stock on August 5            178,519
                                             ----------

August 5-August 10                           23,266,013              06/92             1,517,349
Issuance of common stock on August 11           349,091
                                             ----------

August 11-September 30                       23,615,104              51/92            13,090,982
                                             ----------                               ----------

Weighted average shares                                                               23,363,430
                                                                                      ==========

Weighted-average shares for the nine months ended September 30, 1998 is calculated as follows:

                    Dates                       Shares             Fraction             Weighted
                 Outstanding                  Outstanding          of Period         Average Shares
                 -----------                  -----------          ---------         --------------
January 1 - January 29                        20,574,626             29/273             2,185,583
Issuance of common stock on January 30           365,957
                                              ----------

January 30 - April 2                          20,940,583             63/273             4,832,442
Retirement of common stock on April 3            (20,833)
                                              ----------

April 3 - May 4                               20,919,750             32/273             2,452,132
Issuance of common stock on May 5              1,072,165
                                              ----------

May 5 - June 16                               21,991,915             43/273             3,463,928
Issuance of common stock on June 17              878,688
                                              ----------

June 17 - July 5                              22,870,603             19/273             1,591,727
Exercise of options on July 6                     15,500
                                              ----------

July 6 - July 12                              22,886,103             07/273               586,823
Issuance of common stock on July 13              191,491
                                              ----------

July 13 - July 22                             23,077,594             10/273               845,333
Exercise of options on July 23                     9,900
                                              ----------

July 23 - August 4                            23,087,494             13/273             1,099,404
Issuance of common stock on August 5             178,519
                                              ----------

August 5 - August 10                          23,266,013             06/273               511,341
Issuance of common stock on August 11            349,091
                                              ----------

August 11 - September 30                      23,615,104             51/273             4,411,613
                                              ----------                               ----------

Weighted average shares                                                                21,980,326
                                                                                       ==========

Weighted-average shares for the three months ended September 30, 1999 is calculated as follows:

                 Dates                         Shares           Fraction             Weighted
                 -----                         ------           --------             --------
              Outstanding                   Outstanding        of Period          Average Shares
              -----------                   -----------        ---------          --------------
July 1                                       26,058,376           1/92                 283,243
Exercise of options on July 2                    35,307
                                             ----------

July 2-July 18                               26,093,683          17/92               4,821,659
Issuance of common stock on July 19           1,215,000
                                             ----------

July 19-July 29                              27,308,683          11/92               3,265,169
Issuance of common stock on July 30           3,992,501
                                             ----------

July 30-August 3                             31,301,184           5/92               1,701,151
Exercise of stock options on August 4            14,250
                                             ----------

August 4-September 26                        31,315,434          54/92              18,380,798
Issuance of common stock on September 27        510,204
                                             ----------

September 27-September 30                    31,825,638           4/92               1,383,723
                                             ----------                             ----------

Weighted average shares                                                             29,835,744
                                                                                    ==========

Weighted-average shares for the nine months ended September 30, 1999 is calculated as follows:

               Dates                             Shares                Fraction             Weighted
            Outstanding                       Outstanding             of Period          Average Shares
            -----------                       -----------             ---------          --------------
January 1 - January 3                         23,610,190                03/273               259,453
Retirement of common stock on January 4         (384,637)
                                              ----------

January 4 - January 18                        23,225,553                15/273             1,276,129
Issuance of common stock on January 19           890,000
                                              ----------

January 19 - February 22                      24,115,553                35/273             3,091,738
Issuance of common stock on February 23           50,130
                                              ----------

January 23 - March 2                          24,165,683                08/273               708,152
Issuance of common stock on March 3            1,069,518
                                              ----------

March 3 - March 18                            25,235,201                16/273             1,478,986
Exercise of options on March 19                  811,500
                                              ----------

March 19 - April 4                            26,046,701                17/273             1,621,956
Retirement of options on April 5                 (29,229)
                                              ----------

April 5 - April 22                            26,017,472                18/273             1,715,438
Issuance of common stock on April 23              20,823
                                              ----------

April 23 - June 8                             26,038,295                47/273             4,482,783
Exercise of options on June 9                     10,081
                                              ----------

June 9 - June 15                              26,048,376                 7/273               667,907
Exercise of options on June 16                    10,000
                                              ----------


June 16 - July 1                              26,058,376                16/273             1,527,231
Exercise of options on July 2                     35,307
                                              ----------


July 2 - July 18                              26,093,683                17/273             1,624,881
Issuance of common stock on July 19            1,215,000
                                              ----------


July 19 - July 29                             27,308,683                11/273             1,100,350
Issuance of common stock on July 30            3,992,501
                                              ----------


July 30 - August 3                            31,301,184                 5/273               573,282
Exercise of options on August 4                   14,250
                                              ----------


August 4 - September 26                       31,315,434                54/273             6,194,262
Issuance of common stock on September 27         448,165
                                              ----------


September 27 - September 30                   31,763,599                 4/273               465,401
                                              ----------                                  ----------

Weighted average shares                                                                   26,787,949
                                                                                          ==========

                                            Three months ended               Nine months ended
                                               September 30,                   September 30,
                                        --------------------------      --------------------------
                                           1999            1998            1999            1998
                                        ----------      ----------      ----------      ----------
Weighted-average shares:                29,835,744      23,363,430      26,787,949      21,980,326
Plus:  Incremental shares from
 assumed conversions of warrants
 and options                             1,036,530       1,182,472         952,304       1,319,693
                                        ----------      ----------      ----------      ----------

Adjusted weighted average shares        30,872,274      24,545,902      27,740,263      23,300,019
                                        ==========      ==========      ==========      ==========



Income for EPS Computation             Three months ended     Nine months ended
                                          September 30,         September 30,
                                       ------------------     -----------------
                                        1999       1998        1999       1998
                                       ------     -------     ------     ------
Income from continuing operations      $1,380     $1,221      $6,585     $3,227
Preferred stock dividend
 requirement                              562         --         858         --
                                       ------     ------      ------     ------

Income available to common
 shareholders                          $  818     $1,221      $5,727     $3,227
                                       ======     ======      ======     ======

The basic EPS computation is as follows:
                                                   Three months ended       Nine months ended
                                                      September 30,           September 30,
                                                   ------------------       -----------------
                                                     1999       1998         1999       1998
                                                   -------     ------       ------    -------
Income per common share - basic:

         Total                                      $0.03      $0.05        $0.21     $0.15
                                                    =====      =====        ======    ======


The diluted EPS computation is as follows:

                                                Three months         Nine months
                                            ended September 30,   ended September 30,
                                            -------------------   -------------------
                                              1999      1998         1999     1998
                                             -----     -----         ----     ----
Income per common share - diluted:

         Total                               $0.03     $0.05        $0.21     $0.14
                                             =====     =====        =====     =====



The equation for computing (basic and diluted) EPS is:

          Income available to common stockholders
          ---------------------------------------
                 Weighted-average shares